Camber Energy, Inc. 8-K

Exhibit 10.4

AMENDED AND RESTATED

SECURITY AND PLEDGE AGREEMENT

This AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT, dated as of June 25, 2020 (this “Agreement”), is among Viking Energy Group, Inc., a Nevada corporation (the “Debtor”), and Camber Energy, Inc., a Nevada corporation (“Camber”), the holder of the Debtor’s 10.5% Secured Promissory Notes, in the original aggregate principal amounts of $5,000,000 and $4,200,000 (collectively, the “Note”), Camber’s endorsees, transferees and assigns (collectively, the “Secured Party”) and is agreed and consented to by the Transaction Subsidiaries named in Recital A and signatory hereto. This Agreement amends and restates in its entirety that certain Security and Pledge Agreement entered into by and between Camber and the Debtor dated February 3, 2020, dealing with the subject matter hereof, but not that certain other Security and Pledge Agreement, dated as of the same date, entered into between Camber and the Debtor.

W I T N E S S E T H:

RECITALS

A.	The Debtor owns a majority of the issued and outstanding membership units and/or ownership interests (such membership and/or ownership interests owned by the Company collectively the “Transaction Subsidiary Membership Interests”) in the following entities (each an “Transaction Subsidiary” and collectively the “Transaction Subsidiaries”):

a.	Elysium Energy Holdings, LLC (“Elysium”), a limited liability company organized under the laws of the State of Nevada; and

b.	Ichor Energy Holdings, LLC (“Ichor”), a limited liability company organized under the laws of the State of Nevada.

B.	The Transaction Subsidiaries are engaged in the business of acquiring and developing oil and natural gas properties, and own working interests in various oil and gas leases (collectively, the “Transaction Subsidiary Assets”) in Texas and Louisiana.

C.	The Note is two of a series of 10.5% Secured Promissory Notes due February 3, 2022 issued by Debtor (collectively the “Notes,” and Camber, together with the holders of the Notes collectively the “Secured Parties”).

D.	Pursuant to one or more Securities Purchase Agreements between the Debtor and the Secured Parties (collectively, the “Securities Purchase Agreement”), the Debtor sold, or may sell, up to 250 Units, each Unit consisting of: (i) a Note with a face value of $100,000; and (iii) 60,000 shares of the Debtor’s common stock.

E.	In order to induce the Secured Parties to extend the loans evidenced by the Notes, and to secure the prompt payment, performance and discharge in full of all of the Debtor’s Secured Obligations under the Transaction Documents (as defined in the Securities Purchase Agreement), the Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties a security interest in the Transaction Subsidiary Membership Interests.

F.	In order to facilitate the perfection of the Debtor’s pledge of all of its Transaction Subsidiary Membership Interests for the benefit of the Secured Parties, Fusion Analytics Securities, LLC, has agreed to serve as Collateral Agent to file a UCC-1 Financing Statement perfecting the security interest in the Transaction Subsidiary Membership Interests, for the benefit of all Secured Parties hereunder.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)           “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include the following personal property of the Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)	70% of the issued and outstanding membership interests of Elysium and the products and proceeds of such membership interests (the “Elysium Membership Interest Collateral”); and

(ii)	all of the issued and outstanding membership interests of Ichor and the products and proceeds of such membership interests (the “Ichor Membership Interest Collateral”), to be effective forthwith only upon the satisfaction by the Debtor of its obligations under the Promissory Note executed by the Debtor on or about December 28, 2018 in favor of RPM Investments, a division of Opus Bank or any note issued by the Company in replacement thereof, including a replacement note issued to EMC Capital Partners, LLC (the “RPM Note”).

Without limiting the generality of the foregoing, the “Collateral” shall include all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to:

(i)         all other or additional interests, shares, or other securities paid or distributed by way of dividend or otherwise in respect of any of the Pledged Securities;

(ii)        all other or additional interests, shares, or other securities paid or distributed in respect of any of the Pledged Securities by way of stock-split, reclassification, combination of shares or similar rearrangement; and

(iii)       all other or additional shares, interests, or other securities which may be paid in respect of any of the Pledged Securities by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar reorganization provided such consolidation.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)           “Intellectual Property” [intentionally deleted].

(c)           “Majority in Interest” means, at any time of determination, the majority in interest (based on then-outstanding principal amounts of Notes at the time of such determination) of the Secured Parties.

(d)           “Necessary Endorsements” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Parties (as that term is defined below) may reasonably request.

(e)           “Secured Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Notes, Securities Purchase Agreement, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Secured Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtor from time to time under or in connection with this Agreement, the Notes, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the Secured Obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Debtor.

(f)           “Organizational Documents” means, the documents by which the Debtor was organized (such as a articles of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such entity (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g)           “Permitted Liens” means the following:

(i)          Liens imposed by law for taxes that are not yet due or are being contested in good faith, which in each case, have been appropriately reserved for;

(ii)        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing Secured Obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii)       pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)       deposits to secure the performance of bids, trade contracts, leases, statutory Secured Obligations, surety and appeal bonds, performance bonds and other Secured Obligations of a like nature, in each case in the ordinary course of business;

(v)         Liens under this Agreement;

(vi)       “Permitted Liens” as such term defined in the Securities Purchase Agreement; and

(vi)       any other liens in favor of the Lender.

(h)           “Pledged Securities” means all of the Transaction Subsidiary Membership Interests.

(j)           “UCC” means the Uniform Commercial Code of the State of Nevada and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.           Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Secured Obligations, the Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a perfected, security interest in and to, and a lien upon and a right of set-off against all of its respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”). The Security Interest shall be a first priority security interest in and to, and a lien upon and a right of set-off against all of Debtor’s right, title and interest of whatsoever kind and nature in and to, the Elysium Membership Interest Collateral. Only upon the satisfaction by the Debtor of its obligations under the RPM Note shall the Security Interest become a valid security interest (and it shall become a first priority security interest) in and to and a lien upon and a right of set-off against all of the Debtor’s right, title and interest of whatsoever kind and nature in and to, the Ichor Membership Interest Collateral.

3.           Delivery of Certain Collateral. The Debtor is, contemporaneously with the execution hereof, delivering to Secured Parties, or has previously delivered to Secured Parties, a true and correct copy of each of the Organizational Documents governing the issuer of any of the Pledged Securities. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that (a) there are no membership interest certificates or instruments representing the Elysium Membership Interest Collateral or the Ichor Membership Interest Collateral, (b) the Debtor has no plan to, and has not agreed to, issue certificates representing the Pledged Securities after the date hereof, (c) the Debtor will not be delivering any certificates or other instruments representing the Pledged Securities to the Collateral Agent prior to or contemporaneous with the execution of this Agreement, and (d) the Security Interests can be perfected by the filing of UCC-1 Financing Statement(s) in the State of Nevada.

4.           Representations, Warranties, Covenants and Agreements of the Debtor. The Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a)         The Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its Secured Obligations hereunder. The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Debtor and no further action is required by the Debtor. This Agreement has been duly executed by the Debtor. This Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)         The Debtor has no place of business or offices where its books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth in the SEC Reports (as defined in the Securities Purchase Agreement). Except as disclosed in the Securities Purchase Agreement or SEC Reports, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)          The Debtor is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, except for Permitted Liens, and is fully authorized to grant the Security Interests. Except with respect to Permitted Liens or as disclosed in this Agreement, the Securities Purchase Agreement or SEC Reports, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. As long as this Agreement shall be in effect, the Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement) purporting to grant a security interest in the Collateral except as to Permitted Liens.

(d)         No written claim has been received that any Collateral or the Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)         The Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the location designated by the Secured Parties via their Collateral Agent, and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected lien in the Collateral, subject to the priority requirements set forth in Section 2 of this Agreement.

(f)          This Agreement creates, except as set forth in Section 2 herein, in favor of the Secured Parties a valid first priority security interest in the Collateral securing the payment and performance of the Secured Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for (i) the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the foregoing, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the execution, delivery and performance of this Agreement, (y) the creation or perfection of the Security Interests created hereunder in the Collateral or (z) the enforcement of the rights of the Secured Parties and the Secured Parties hereunder.

(g)         The Debtor hereby authorizes the Secured Parties to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h)        The execution, delivery and performance of this Agreement by the Debtor does not (i) violate any of the provisions of any Organizational Documents of the Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Debtor’s debt or otherwise) or other understanding to which the Debtor is a party or by which any property or asset of the Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of the Debtor) necessary for the Debtor to enter into and perform its Secured Obligations hereunder have been obtained.

(i)          All of the Pledged Securities are validly issued, fully paid and non-assessable, and the Debtor is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement.

(j)          The Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected, first priority (except as set forth in Section 2 of this Agreement) liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 15 hereof. The Debtor hereby agrees to defend the same against the claims of any and all persons and entities. The Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Secured Parties, the Debtor will sign and deliver to the Secured Parties on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Parties and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and Secured Obligations provided for herein. Without limiting the generality of the foregoing, the Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and the Debtor shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(k)         The Debtor shall not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (without the prior written consent of a Majority in Interest).

(l)          The Debtor shall, and shall cause each Transaction Subsidiary to, keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(m)        The Debtor shall maintain, if reasonably practicable, with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. The Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Secured Parties, that (i) the Secured Parties will be named as lender loss payee and additional insured under each such insurance policy; (ii) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Secured Parties and such cancellation or change shall not be effective as to the Secured Parties for at least thirty (30) days after receipt by the Secured Parties of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (iii) the Secured Parties will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Notes) exists and if the proceeds arising out of any claim or series of related claims do not exceed $50,000, loss payments in each instance will be applied by the Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the Debtor; provided, however, that payments received by the Debtor after an Event of Default occurs and is continuing or in excess of $50,000 for any occurrence or series of related occurrences shall be paid to the Secured Parties and, if received by the Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Secured Parties unless otherwise directed in writing by the Secured Parties. Copies of such policies or the related certificates, in each case, naming the Secured Parties as lender loss payee and additional insured shall be delivered to the Secured Parties at least annually and at the time any new policy of insurance is issued.

Additionally, the Debtor shall cause each Transaction Subsidiary to maintain, if reasonably practicable, with financially sound and reputable insurers, insurance with respect to all assets owned by the Transaction Subsidiary, and all items of value to the Transaction Subsidiary, the loss of, damage, or impairment to, which may cause an impairment to, or diminution in the value of, the Collateral.

(n)         The Debtor shall, within five (5) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest therein.

(o)         The Debtor shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, confessions of judgment, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time request and may in their sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral.

(p)         Upon reasonable prior notice (so long as no Event of Default has occurred or continuing, which in either such event, no prior notice is required), the Debtor shall permit the Secured Parties and their representatives to inspect the Collateral during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Parties from time to time.

(q)         The Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(r)          The Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(s)         All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of the Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(t)          The Debtor shall, and cause each Transaction Subsidiary to, at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(u)         The Debtor will not change its type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, the Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(v)        Except in the ordinary course of business, Debtor may not consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Parties which shall not be unreasonably withheld.

(w)        The Debtor may not relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, the Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(x)         The Debtor is organized under the laws of the State of Nevada.

(y)         The actual name of the Debtor is Viking Energy Group, Inc. (formerly Viking Investments Group, Inc.); the Debtor has no trade names other than the names of its subsidiaries; the Debtor has not used any name other than that stated in the preamble hereto or Viking Investments Group, Inc. for the preceding four (4) years; and no entity has merged into the Debtor (except for a “short-form” merger in Nevada to facilitate the change of the name of the Company on or about March 21, 2017) or been acquired by the Debtor within the past four (4) years except as disclosed in the SEC Reports.

(z)         At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the Secured Party to perfect the security interest created hereby, the Debtor shall deliver such Collateral to the Collateral Agent, in each case, together with all Necessary Endorsements.

(aa)      The Debtor hereby agrees to comply with any and all orders and instructions of Secured Parties regarding the Pledged Securities consistent with the terms of this Agreement without the further consent of the Debtor as contemplated by Section 8-106(c) (or any successor section) of the UCC. Further, the Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(bb)      The Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Collateral Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor Section thereto).

(cc)       The Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Notes.

(dd)      The Debtor shall register the pledge of the applicable Pledged Securities on the books of the Debtor. The Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Secured Parties, the Debtor shall deliver to Secured Parties an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (i) it has registered the pledge on its books and records; and (ii) at any time directed by Secured Parties during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Secured Parties, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Secured Parties regarding such Pledged Securities without the further consent of the Debtor.

(ee)       In the event that, upon an occurrence of an Event of Default, Secured Parties shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, the Debtor shall, to the extent applicable: (i) deliver to Secured Parties or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of each Transaction Subsidiary (but not including any items subject to the attorney-client privilege related to this Agreement or any of the transactions hereunder); (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of each Transaction Subsidiary, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Secured Parties and allow the Transferee or Secured Parties to continue the business of the Debtor and their direct and indirect subsidiaries.

(ff)         The Debtor will from time to time, at the expense of the Debtor, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Parties may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(gg)      The Debtor shall cause each Transaction Subsidiary not to issue any additional membership interests of the Transaction Subsidiary to any Person (as defined in the Securities Purchase Agreement).

5.          Representations, Warranties, Covenants and Agreements of the Transaction Subsidiaries. The Debtor and the Transaction Subsidiaries each hereby acknowledges and consents to the transactions contemplated by this Agreement including (i) the pledge and assignment of the Pledged Securities and other Collateral to the Secured Parties, and (ii) upon occurrence and continuation of an Event of Default and the issuance of prior notice from Secured Parties to Debtor that an Event of Default has occurred and is continuing, the exercise by Secured Parties of any of their rights or remedies in respect of the Collateral. Each of the Transaction Subsidiaries hereby represents and warrants as of the date hereof, and, as applicable, covenants that, at all times during the term of this Agreement that:

(a)       it is a limited liability company, organized and validly existing under the laws of its respective formation set forth in Recital A hereto, and it has the requisite power and authority to agree and consent to this Agreement;

(b)       (i) it has duly authorized, executed and delivered this Agreement with respect to the representations, warranties and covenants contained in this Section 5 (the “Section 5 Provisions”), and (ii) the Section 5 Provisions constitute direct obligations against each Transaction Subsidiary, are legal, valid and binding upon it and enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(c)       the execution, delivery and performance by each Transaction Subsidiary of the Section 5 Provisions is not in violation of (i) its operating agreement (as such term is used under Chapter 86 of the Nevada Revised Statutes) or other organizational documents, as applicable, (ii) any indenture, mortgage, deed of trust or other instrument or agreement to which each Transaction Subsidiary is a party or by which it is bound or to which any of its property or assets may be subject, or (iii) any law, rule, regulation or order to which each Transaction Subsidiary is bound or to which any of its property or assets may be subject;

(d)       none of the execution and delivery by each Transaction Subsidiary of the Section 5 Provisions, the consummation by it of any of the transactions contemplated thereby or the admissibility in evidence in proceedings of such Section 5 Provisions in Nevada or any other relevant jurisdiction requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action in respect of, any governmental entity, or that any tax be paid in respect thereof;

(e)       no Liens on the Collateral exist, except pursuant to this Agreement;

(f)        Except with respect to the RPM Note, which is currently secured by the Debtor’s Ichor membership interests, the Debtor and each Transaction Subsidiary have not previously made any sale, assignment, pledge, mortgage, hypothecation or transfer of the Collateral;

(g)       the Pledged Securities has been duly authorized and validly issued and is fully paid and each Transaction Subsidiary’s members have no further obligations to pay in additional capital contributions;

(h)       the membership interests of the Debtor constituting the Pledged Securities constitutes all of the issued and outstanding membership interests in Ichor and 75% of issued and outstanding membership interests in Elysium at the date hereof;

(i)        subject to the applicable securities laws and to the Transaction Subsidiaries’ respective operating agreement (as such term is used under Chapter 86 of the Nevada Revised Statutes) or other organizational documents, as applicable, the Collateral is and will be freely transferable and assignable, and no portion of the Collateral is subject to any contractual provision which might prohibit, impair or otherwise affect the validity or enforceability of the pledge hereunder, the sale or disposition of the Collateral pursuant hereto or the exercise by the Secured Parties of their rights and remedies hereunder; and

(j)        no certificates or other documents or instruments evidencing the Pledged Securities have been issued by the Company prior to the date hereof.

6.             Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed by Debtor that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Secured Parties’ rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which the Debtor is subject or to which the Debtor is party.

7.             Defaults. The following events shall be “Events of Default”:

(a)        The occurrence of an Event of Default (as defined in the Notes or in any other Transaction Document) under the Notes or any other Transaction Document;

(b)        Any representation or warranty of the Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c)        The failure by the Debtor to observe or perform any of its Secured Obligations hereunder for five (5) days after delivery to the Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and the Debtor is using best efforts to cure same in a timely fashion; or

(d)        If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Debtor, or a proceeding shall be commenced by the Debtor, or by any governmental authority having jurisdiction over the Debtor, seeking to establish the invalidity or unenforceability thereof, or the Debtor shall deny that the Debtor has any liability or obligation purported to be created under this Agreement.

8.             Duty to Hold in Trust.

(a)        Upon the occurrence of any Event of Default and at any time thereafter, the Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Notes for application to the satisfaction of the Secured Obligations (and if any Notes are not outstanding, pro-rata in proportion to the initial purchases of the remaining Notes).

(b)        If the Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), the Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; (iii) to deliver any and all certificates or instruments evidencing the same to Secured Parties on or before the close of business on the fifth business day following the receipt thereof by the Debtor, in the exact form received together with the Necessary Endorsements, to be held by Secured Parties subject to the terms of this Agreement as Collateral; and (iv) take all steps necessary to perfect the Secured Parties’ Security Interest in any such additional property.

9.             Rights and Remedies Upon Default.

(a)        Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Parties, shall have the following rights and powers:

(i)          The Secured Parties shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtor shall assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at the Debtor’s premises or elsewhere, and make available to the Secured Parties, without rent, all of the Debtor’s respective premises and facilities for the purpose of the Secured Parties taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)         Upon notice to the Debtor by Secured Parties, all rights of the Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Secured Parties shall have the right to receive, any interest, cash dividends or other payments on the Collateral and, exercise in such Secured Parties’ discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Secured Parties shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if they were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at their sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Debtor or any of its direct or indirect subsidiaries.

(iii)        The Secured Parties shall have the right to operate the business of the Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Parties may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Debtor or right of redemption of the Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Parties may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Debtor, which are hereby waived and released.

(iv)        The Secured Parties shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Parties and to enforce the Debtor’s rights against such account debtors and obligors.

(v)         The Secured Parties may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Parties or their designee.

(b)        The Secured Parties shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Parties may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Parties sell any of the Collateral on credit, the Debtor will only be credited with payments actually made by the purchaser. In addition, the Debtor waives (except as shall be required by applicable statute and cannot be waived) any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Parties’ rights and remedies hereunder, including, without limitation, their right following an Event of Default to take immediate possession of the Collateral and to exercise their rights and remedies with respect thereto.

10.        Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied (i) first, to the costs, expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, incurred by the Secured Parties, their representatives, or the Collateral Agent (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral; (ii) second to the reasonable attorneys’ fees and expenses incurred by the Secured Parties, their representatives, and the Collateral Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral; and (iii) then to satisfaction of the Secured Obligations pro rata among the Secured Parties (based on then-outstanding principal and interest amounts of Notes at the time of any such determination), (with respect to the application of payment to the outstanding balance due on the Notes, proceeds shall first be applied to all outstanding interest then accrued on the Notes until all such interest has been paid, prior to applying any proceeds to the principal of any of the Notes) and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtor will remain liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

11.        Securities Law Provision. The Debtor recognizes that Secured Parties may be limited in their ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Secured Parties have no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. The Debtor shall cooperate with Secured Parties in their attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Secured Parties) applicable to the sale of the Pledged Securities by Secured Parties.

12.        Costs and Expenses. The Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. The Debtor shall also pay all other claims and charges which in the reasonable opinion of the Secured Parties are reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtor will also, upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of their counsel and of any experts and agents, which the Secured Parties, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of their counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

13.        Responsibility for Collateral. The Debtor assumes all liabilities and responsibility in connection with all Collateral, and the Secured Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing and except as required by applicable law, (a) no Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) the Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by the Debtor thereunder. No Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating to any of the Collateral, nor shall any Secured Party be obligated in any manner to perform any of the Secured Obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Parties or to which any Secured Party may be entitled at any time or times.

14.        Security Interests Absolute. All rights of the Secured Parties and all Secured Obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, against any Transaction Subsidiary; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any Guaranty, or any other security, for all or any of the Secured Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in their sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Secured Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Secured Obligations are barred for any reason, including, without limitation, the running of the statute of limitations. The Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Debtor’s Secured Obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. The Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

15.        Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Secured Obligations have been paid or discharged; provided, however, that all indemnities of the Debtor contained in this Agreement (including, without limitation, Annex A hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

16.        Power of Attorney; Further Assurances.

(a)        The Debtor authorizes the Secured Parties, and does hereby make, constitute and appoint the Secured Parties and their officers, agents, successors or assigns with full power of substitution, as the Debtor’s true and lawful attorney-in-fact, with power, in the name of the Secured Parties or the Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) generally, at the option of the Secured Parties, and at the expense of the Debtor, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Parties deem necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Debtor might or could do; and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Secured Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which the Debtor is subject or to which the Debtor is a party.

(b)        On a continuing basis, the Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the State of Nevada, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Parties, to perfect and maintain the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Parties the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)        The Debtor hereby irrevocably appoints the Secured Parties as the Debtor’s attorney-in-fact, with full authority in the place, and instead, of the Debtor and in the name of the Debtor, from time to time in the Secured Parties’ discretion, to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in their sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Parties. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Secured Obligations shall be outstanding.

17.        Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Securities Purchase Agreement (as such term is defined in the Notes).

18.        Other Security. To the extent that the Secured Obligations are now or hereafter secured by property other than the Collateral or by the Guaranty, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

19.        Appointment of Collateral Agent. The Secured Parties in their sole discretion may delegate certain of their rights hereunder to one or more Collateral Agent. If and as applicable, the Secured Parties may insert the name of the selected Collateral Agent in this Section 18. To this end, the Secured Parties hereby appoint Fusion Analytics Securities, LLC to act as their Collateral Agent (the “Collateral Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest may appoint a new Collateral Agent.

20.        Miscellaneous.

(a)        No course of dealing between the Debtor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)        All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Secured Parties of any one or more of the rights, powers or remedies provided for hereby or by the Notes or by any other agreements, instruments or documents now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Secured Parties of all such other rights, powers or remedies, and no failure or delay on the part of the Secured Parties to exercise any such right, power or remedy shall operate as a waiver thereof.

(c)        This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtor and the Secured Parties holding 67% or more of the principal amount of Notes then outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d)        If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)        No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)        This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Debtor and the Transaction Subsidiaries may not assign this Agreement or any rights or Secured Obligations hereunder without the prior written consent of each Secured Party (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Securities Purchase Agreement) to whom such Secured Party assigns or transfers any Secured Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Secured Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g)        Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)        Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, the Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Las Vegas, Nevada. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, the Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Las Vegas, Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i)         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)         The Debtor shall indemnify, reimburse and hold harmless the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (inclusive of any Collateral Agent appointed by the Secured Parties in accordance with the terms hereof) (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Notes, the Securities Purchase Agreement (as such term is defined in the Notes) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(k)        Nothing in this Agreement shall be construed to subject any Secured Party to liability as a partner in the Debtor or any of its direct or indirect subsidiaries that is a partnership or as a member in the Debtor or any of its direct or indirect subsidiaries that is a limited liability company, no Secured Party shall be deemed to have assumed any Secured Obligations under any partnership agreement or limited liability company agreement, as applicable, of the Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for the Debtor as a partner or member, as applicable, pursuant hereto.

(l)         To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of the Debtor or any direct or indirect subsidiary of the Debtor or compliance with any provisions of any of the Organizational Documents, the Debtor hereby represents that all such consents and approvals have been obtained.

[SIGNATURE PAGE OF DEBTOR FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Security and Pledge Agreement to be duly executed on the day and year first above written.

VIKING ENERGY GROUP, INC.
By:__/s/ James A. Doris________________________________________ Name: James A. Doris Title: President & CEO

[SIGNATURE PAGE OF TRANSACTION SUBSIDIARIES FOLLOWS]

Acknowledged, agreed and consented to as set forth in Section 5 above.

ELYSIUM ENERGY HOLDINGS, LLC

By:____/s/ James Doris______________________________________ Name: James Doris Title: President
ICHOR ENERGY HOLDINGS, LLC

By:____/s/ James Doris______________________________________ Name: James Doris Title: President

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES TO AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT]

Name of Secured Party:	Camber Energy, Inc.

Signature of Authorized Signatory of Secured Party:	_/s/ Louis G. Schott________________________

Name of Authorized Signatory:	___ Louis G. Schott______________________

Title of Authorized Signatory:	___Interim CEO_______________________

ANNEX A

to

SECURITY AND PLEDGE

AGREEMENT

THE COLLATERAL AGENT

1.      Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security and Pledge Agreement to which this Annex A is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate Fusion Analytics Securities, LLC (the “Collateral Agent”) as the Collateral Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed to have irrevocably authorized the Collateral Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Securities Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2.      Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of the Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Secured Parties any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3.      Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Debtor and its subsidiaries in connection with such Secured Party’s investment in the Debtor, the creation and continuance of the Secured Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Debtor and its subsidiaries, and of the value of the Collateral from time to time, and the Secured Parties shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Secured Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Debtor or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtor or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtor, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

4.      Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent may, but in no case shall be required to, request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtor shall have no right to question or challenge the authority of, or the instructions given by the Majority in Interest to, the Collateral Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5.      Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or tele copier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and their duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and their duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtor or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6.      Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Debtor, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing their duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Secured Party to deposit with it sufficient sums as the Collateral Agent determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

7.      Resignation by the Collateral Agent.

(a)      The Collateral Agent may resign from the performance of all of its functions and duties under the Agreement and the other Transaction Documents at any time by giving 10 days’ prior written notice (as provided in the Agreement) to the Debtor and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b)      Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Collateral Agent hereunder.

(c)      If a successor Collateral Agent shall not have been so appointed within said 10-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 10-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Debtor and the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader action and expenses associated therewith, shall be payable by the Debtor on demand.

8.      Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (a) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (b) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and Secured Obligations under the Agreement. After any retiring Collateral Agent’ resignation or removal hereunder as Collateral Agent, the provisions of the Agreement including this Annex A shall inure to their benefit as to any actions taken or omitted to be taken by it while they were Collateral Agent.

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